UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

APOTHECA BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(727) 228-3994

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On June 20, 2019, the Company has agreed to come to a definitive agreement to purchase 51% of Hemp Bloom LLC. The Company expects the acquisition to complete before the end of second quarter 2019 or July 31. The purchase agreement will come with customary leak out and lock out agreement for the term of 12 months.

Hemp Bloom LLC owns a combined 600 acres of farmland in the States of Colorado and Oregon for the sole purpose of farming Hemp. Through this acquisition, the Company will secure the 600 acres of farmland that will produce more than $38 million of hemp-derived CBD (at an average of $64K per acre) or $182 million hemp-derived CBG (at an average of $304K per acre) by 2020. The Company may not be able to farm the whole 600 acres but will do so with what may be available to farm.

The Company will also consider contract farming partners in Kentucky and joint venture farming operations in other markets, enabling multistate expansion with minimum capital expenses. Company will focus on cutting edge genetics including CBD, CBG and other novel strains and cannabinoids.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOTHECA BIOSCIENCES IN

Date: June 21, 2019	By:	/s/ P.C. Sundar
Dr. P.C. Sundar, Chairman & CEO